Exhibit 1A-15.i

Table I. Experience Raising Funds

Offerings Closed Within the Last Three Years

	The Jax 2022 Project One	Aviator 2022 Project Two	Chronos Project Three
Date Offering Closed	Apr-22	Mar-22	Feb-20
Duration of Offering in Months	2	2	2
Months to Invest 90% of Amount Raised
Total Equity Amount	$17,550,000	$11,775,000	$53,461,435
Amount Offered (and Raised)	$534,500	$1,525,000	$600,000
Deductions
Selling commissions retained by affiliates	$0	$0	$0
Organizational and Offering Expenses	$10,000	$80,000	$145,000
Reserves	$0	$0	$0
Amount Available for Investment	$524,500	$1,445,000	$455,000
Acquisition Cost
Purchase Price of Real Estate	$53,452,000	$48,000,000	$149,650,000
Cost of Renovations and Improvements	$3,249,157	$465,000	$2,178,000
Acqusition Fees	$534,520	$700,000	$1,496,500
Debt	$40,550,000	$33,935,000	$103,338,000
Percent Leverage	76%	70%	69%

Table II. Compensation to Sponsor During Last Three Years

	The Jax 2022 Project One	Aviator 2022 Project Two	Chronos Project Three
Date Offering Closed	Apr-22	Mar-22	Jan-20
Amount Raised	$17,550,000	$11,775,000	$53,461,435
Reg D Offering Amount	$534,500	$1,525,000	$600,000
Fees Paid to Sponsor from Offering Proceeds
Acquisition Fees	$534,500	$700,000	$1,496,500
Real Estate Commissions	$0	$0	$0
Reimbursement of Expenses	$37,880	$80,000	$145,000
Other
Fees Paid to Sponsor from Operations
Property Management Fees	$81,845	$96,636	$818,162
Partnership Management Fees	$43,308	$21,396	$398,730
Distributions of "Promoted Interest"	$0	$0	$0
Reimbursement of Expenses	$0	$0	$0
Leasing Commissions	$0	$0	$0
Other
Gross Sales and Refinancings of Property	$0	$0	$94,009,119
Fees Paid to Sponsor from Sales and Refinancings
Commissions	$0	$0	$0
Disposition Fees	$0	$0	$0
Distributions of "Promoted Interest"	$0	$0	$9,187,401
Reimbursement of Expenses	$0	$0	$20,500

Table III. Operating Results

Include information only for programs the offerings of which closed in the most recent five years.

Operating Results for 2022	LACH Project Two	Jax 2019 Project Three	Newport Project Four	Quinn Project Five
Gross Operating Income	$2,083,940	$1,312,027	$4,085,634	$3,878,658
Tax Deductions	$2,046,655	$1,889,803	$3,944,960	$9,410,207
Taxable (Loss) Income from operations	$37,285	$(577,776)	$140,674	$(5,531,549)
Net Cash From Operations	$467,240	$263,309	$267,280	$(2,079,921)
Gains from Sales of Property	N/A	$11,436,386	N/A	$1,603,243
Net Cash From Property Sales	N/A	$18,628,365	N/A	$9,025,424
Net Cash from Refinancing of Property	N/A	N/A	N/A	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	$0	$4,219	$0	$0
From Operations	$516	$0	$278	$0
From Sales	N/A	$0	N/A	$0
From Refinancings	N/A	N/A	N/A	N/A

Operating Results for 2022	Water Ridge Project Six	Jax 2022 Project Seven
Gross Operating Income	$6,315,750	$3,360,984
Tax Deductions	$7,050,477	$3,985,159
Taxable (Loss) Income from operations	$(734,727)	$(624,175)
Net Cash From Operations	$661,167	$(250,644)
Gains from Sales of Property	N/A	N/A
Net Cash From Property Sales	N/A	N/A
Net Cash from Refinancing of Property	N/A	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	$0	$0
From Operations	$225	$224
From Sales	N/A	N/A
From Refinancings	N/A	N/A

Operating Results for 2021	Chronos Project One	LACH Project Two	Jax 2019 Project Three	Newport Project Four
Gross Operating Income	$14,689,430	$1,944,258	$2,156,820	$3,900,689
Tax Deductions	$18,166,550	$6,481,820	$5,826,346	$10,643,569
Taxable (Loss) Income from operations	$(3,477,120)	$(4,537,562)	$(3,669,526)	$(6,742,880)
Net Cash From Operations	$5,459,254	$168,019	$(297,363)	$(13,952)
Gains from Sales of Property	$(4,661,425)	N/A	N/A	N/A
Net Cash From Property Sales	$39,703,475	N/A	N/A	N/A
Net Cash from Refinancing of Property	N/A	N/A	N/A	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	$10,000	$0	$0	$0
From Operations	$1,008	$592	$87	$166
From Sales	$5,377	N/A	N/A	N/A
From Refinancings	N/A	N/A	N/A	N/A

	Quinn	Water Ridge
Operating Results for 2021	Project Five	Project Six
Gross Operating Income	$5,985,396	$5,736,510
Tax Deductions	$7,727,868	$6,626,737
Taxable (Loss) Income from operations	$(1,742,472)	$(890,227)
Net Cash From Operations	$(1,695,961)	$(511,423)
Gains from Sales of Property	N/A	N/A
Net Cash From Property Sales	N/A	N/A
Net Cash from Refinancing of Property	$842,144	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	$0	$0
From Operations	$0	$290
From Sales	N/A	N/A
From Refinancings	0	N/A

Operating Results for 2020	Chronos Project One	LACH Project Two	Jax 2019 Project Three	Newport Project Four
Gross Operating Income	$12,727,754	$1,840,582	$3,948,837	$1,943,538
Tax Deductions	$13,844,224	$1,934,526	$5,366,339	$1,509,072
Taxable (Loss) Income from operations	$(1,116,470)	$(93,944)	$(1,417,502)	$434,466
Net Cash From Operations	$2,828,000	$337,091	$(200,406)	$256,883
Gains from Sales of Property	N/A	N/A	N/A	NA
Net Cash From Property Sales	N/A	N/A	N/A	NA
Net Cash from Refinancing of Property	N/A	N/A	N/A	$2,980,500
Distributions to Investors Per $10,000 Invested
Return of Capital	$0	$0	$0	$3,131
From Operations	$661	$123	$298	$962
From Sales	N/A	N/A	N/A	NA
From Refinancings	N/A	N/A	N/A	$5,233

	Quinn	Water Ridge
Operating Results for 2020	Project Five	Project Six
Gross Operating Income	$3,887,198	$5,646,660
Tax Deductions	$8,237,363	$5,925,750
Taxable (Loss) Income from operations	$(4,350,165)	$(279,090)
Net Cash From Operations	$(3,014,027)	$889,271
Gains from Sales of Property	N/A	N/A
Net Cash From Property Sales	N/A	N/A
Net Cash from Refinancing of Property	$1,986,210	$10,646,608
Distributions to Investors Per $10,000 Invested
Return of Capital	$0	$10,000
From Operations	$400	$200
From Sales	N/A	N/A
From Refinancings	$0	$0

Operating Results for 2019	LACH Project Two	Jax 2019 Project Three	Newport Project Four	Quinn Project Five
Gross Operating Income	$353,439	$441,668	$3,564,834	$3,747,274
Tax Deductions	$323,202	$699,158	$2,957,198	$8,014,449
Taxable (Loss) Income from operations	$30,237	$(257,490)	$607,636	$(4,267,175)
Net Cash From Operations	$127,393	$(100,077)	$842,912	$(416,931)
Gains from Sales of Property	N/A	N/A	N/A	N/A
Net Cash From Property Sales	N/A	N/A	N/A	N/A
Net Cash from Refinancing of Property	N/A	N/A	N/A	$41,666,855
Distributions to Investors Per $10,000 Invested
Return of Capital	$0	$0	$0	$0
From Operations	$61	$0	$1,153	$0
From Sales	N/A	N/A	N/A	N/A
From Refinancings	N/A	N/A	N/A	N/A

Water Ridge
Operating Results for 2019	Project Six
Gross Operating Income	$5,035,180
Tax Deductions	$5,576,012
Taxable (Loss) Income from operations	$(540,832)
Net Cash From Operations	$410,318
Gains from Sales of Property	N/A
Net Cash From Property Sales	N/A
Net Cash from Refinancing of Property	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	$0
From Operations	$733
From Sales	N/A
From Refinancings	N/A

Operating Results for 2018	Newport Project Four	Quinn Project Five	Water Ridge Project Six
Gross Operating Income	$3,414,442	$1,308,617	$4,851,715
Tax Deductions	$3,135,202	$2,865,674	$7,179,683
Taxable (Loss) Income from operations	$279,240	$(1,557,057)	$(2,327,968)
Net Cash From Operations	$424,701	N/A	$(1,843,654)
Gains from Sales of Property	N/A	N/A	N/A
Net Cash From Property Sales	N/A	N/A	N/A
Net Cash from Refinancing of Property	N/A	N/A	N/A
Distributions to Investors Per $10,000 Invested
Return of Capital	$0	$0	$0
From Operations	$0	$0	$0
From Sales	N/A	N/A	N/A
From Refinancings	N/A	N/A	N/A

Table IV. Completed Programs

Programs that Have Completed Operations Within the Last Five Years

	Chronos Porfolio Project One	5 Fifty Project Two	Highland Cross Project Three	Cypress Ridge Project Four	Midcrown Project Five	Club Creek Project Six
Date Offering Closed	Jan-20	Sep-18	Apr-17	Oct-16	Oct-14	Nov-15
Amount Offered and Raised	$53,461,000	$4,150,000	$5,050,000	$5,650,000	$2,505,000	$3,700,000
Reg D Offering Amount	$600,000	$830,000		$565,000	$1,950,000	$2,712,000
Cost of Real Estate Purchased	$149,650,000	$15,950,000	$11,700,000	$13,050,000	$6,702,000	$11,000,000
Cost of Renovations	$2,178,000	$1,280,000	$1,936,200	$1,484,700	$2,223,800	$1,050,000
Date Property Was Sold	Nov-21	Jul-21	Jul-21	Jul-21	Sep-19	Jul-18
Net Proceeds of Sale	$94,009,119	$7,931,118	$2,017,347	$7,749,040	$4,193,130	$7,111,000
Total Distributions to Investors Per $10,000 Invested	$16,800	$18,900	$10,500	$16,900	$15,000	$17,500
IRR To Investors Over Life of Program	37%	24%	1%	13%	10%	25%

Table V. Sales of Property Within Last Three Years

	Chronos Porfolio Project One	5 Fifty Project Two	411 Highland Cross Project Three	Cypress Ridge Project Four
Date Property Purchased	Jan-20	Sep-18	Apr-17	Oct-16
Date Property Sold	Nov-21	Jul-21	Jul-21	Jul-21
Sold to Related Party	No	No	No	No
Total Cost of Property, Including Improvements	$159,135,626	$17,230,000	$14,750,000	$5,650,000
Gross Selling Price of Property	$202,446,927	$22,750,000	$17,300,000	$18,000,000
Net Proceeds After Costs	$94,009,119	$7,931,118	$2,017,347	$7,749,040
Original Mortgage Financing	$103,338,000	$14,040,000	$9,700,000	$9,787,500
Mortgage Balance At Time of Sale	$100,512,236	$14,040,000	$9,555,005	$8,954,210
Mortgage Taken Back by Seller	N/A	N/A	N/A	N/A

Table VI. Purchases of Property Within Last Three Years

Chronos Porfolio Project One
Date Property Purchased	Feb-20
Type of Property	Garden Style
Gross Leaseable Square Feet	992,692
Total Cost of Property, Including Improvements	$159,135,626
Mortgage Financing	$103,338,000